UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2009

State Street Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 786-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01.	Regulation FD Disclosure.

On November 10, 2009 at 9:40 a.m. (EST), Ronald E. Logue, Chairman and Chief Executive Officer of State Street Corporation, Edward J. Resch, State Street’s Executive Vice President and Chief Financial Officer and Joseph L. Hooley, President and Chief Operating Officer, will provide a presentation at the Bank of America Merrill Lynch Banking and Financial Services Investor Conference. The slides and other information that Mr. Logue, Mr. Resch and Mr. Hooley will present are furnished herewith as Exhibits 99.1 and 99.2 and are incorporated herein by reference. The presentation will be accessible, in listen-only mode, on State Street’s investor relations home page, at www.statestreet.com/stockholder. Recorded replays of the presentation will be available on the web site beginning at 12:00 p.m. (EST) that day.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Slides for the presentation by Mr. Logue, Mr. Resch and Mr. Hooley at the Bank of America Merrill Lynch Banking and Financial Services Investor Conference on November 10, 2009.

99.2	Appendix: Reconciliations of reported results to operating-basis results, and of tangible common equity and tier 1 common capital ratios.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ DAVID C. PHELAN
Name:	David C. Phelan
Title:	Executive Vice President and General Counsel

Date: November 10, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Slides for the presentation by Mr. Logue, Mr. Resch and Mr. Hooley at the Bank of America Merrill Lynch Banking and Financial Services Investor Conference on November 10, 2009.

99.2	Appendix: Reconciliations of reported results to operating-basis results, and of tangible common equity and tier 1 common capital ratios.